Exhibit 10.11
CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
MASTER RF TRANSPORT AGREEMENT
     THIS Master RF Transport Agreement (this “Agreement “) is dated as of February 10, 2006 (the “Effective Date”), and is entered into by and between NextG Networks, Inc., a Delaware corporation (“NextG”), and Cricket Communications, Inc., a Delaware corporation (“Operator”). NextG and Operator are each individually referred to as a “Party” and are collectively referred to as the “Parties.” Capitalized terms used in this Agreement are defined in § 1 below or elsewhere in this Agreement.
Background
From time to time Operator may request, and NextG may agree, that NextG will provide Operator with network design, construction, RF transport, and maintenance services with respect to one or more Networks, whether already existing, or to be constructed by NextG, subject to all terms, conditions, covenants, representations, warranties, and provisions set forth in this Agreement.
Agreement
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1 Definitions. As used in this Agreement and in any Attachment, the following terms shall have the meanings specified:
     1.1 “Affiliate”means any entity controlling, controlled by or under common control with the respective Party.
     1.2 “Hub Node Equipment”means the equipment that receives optical signals from the NextG Equipment and transmits and receives RF signals to the Operator BTS.
     1.3 “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice, all improvements to such inventions, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f) all computer software (including data and related documentation); (g) all other proprietary rights; and (h) all copies and tangible embodiments thereof (in whatever form or medium).

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
     1.4 “Network” means the fiber portion of the microcellular RF network to be constructed and owned or controlled by NextG over which NextG will provide Operator “RF Transport” and “Monitoring” Services (as defined in §5.3 below) hereunder, as per any “Network Order” (as defined below).
     1.5 “Network Vendor” means the vendor from whom NextG may have purchased its dark fiber for a Network.
     1.6 “NextG Assessments” means any and all assessments, other than Operator Assessments, including franchise fees, license fees, right-of-way fees, utility charges and fees directly related to obtaining, maintaining, renewing, and extending any NextG Authorizations, in each case imposed by any Person upon NextG directly related to NextG’s operation of NextG’s business.
     1.7 “NextG Authorizations” means any and all material and applicable authorizations, licenses, IRUs, easements, rights of way, franchises, approvals, agreements, orders, consents, and all other rights required for NextG to operate and maintain the NextG Network and to provide services to Operator, other than Operator Authorizations.
     1.8 “NextG Equipment” means [***].
     1.9 “NextG Fiber Hub” means the fiber optic hub at each Node and the Operator BTS Host Site that NextG will use to connect to the Operator Equipment.
     1.10 “NextG Network” means, collectively, the Network, NextG Authorizations, NextG’s Intellectual Property and the NextG Equipment.
     1.11 “Node Equipment” means Operator’s endpoint equipment that receives optical signals from the NextG Equipment and transmits and receives RF signals to Operator’s customers. Such Node Equipment is comprised of the materials set forth on the Bill of Material as described in Attachment 3 to the Network Order
     1.12 “Node” means each immediate location where Node Equipment is located or attached.
     1.13 “Operator Assessments” means any and all taxes, costs, charges, fees and expenses of every kind and description relating to the: (a) Nodes, (b) Operator BTS Host Site (such as but not limited to rent, planning, permitting and zoning fees, and electricity and telco (i.e., T-1) hookup, connection and usage charges), (c) Operator Equipment; and (d) items shown on the Responsibilities Matrix attached to the Network Order (the “Responsibilities Matrix”) as being Operator’s responsibility.
     1.14 “Operator Authorizations” means any and all applicable authorizations, leases, subleases, licenses, easements, rights of way, utility usage rights, usage rights, franchises, approvals, permits, orders, consents, and any and all other rights necessary for: (a) NextG to lawfully and rightfully operate, maintain, monitor, retrieve, replace, repair, and access all Operator Equipment, Node, and Hub Node Equipment, and any NextG Equipment connected to the same; (b) NextG to lawfully and rightfully connect Operator’s Equipment to the NextG Network; and (c) Operator to lawfully and rightfully receive and use services, and otherwise perform its obligations and exercise its rights, under this Agreement.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
     1.15 “Operator BTS Host Site” means the BTS site determined in accordance with §5.7 below through which NextG will connect the Network to, and integrate such Network with, Operator’s network.
     1.16 “Operator Equipment” means Operator‘s communication systems, [***].
     1.17 “Outage Credit” means a credit calculated as provided in the Service Level Agreement attached hereto as Attachment A to be applied against fees owed by Operator to NextG under this Agreement.
     1.18 “Outage” means either [***].
     1.19 “Person” means any natural person or entity, including any corporation, any company, any partnership, any trust, any association, any other business entity, any governmental agency, authority, jurisdiction, or political divisions or subdivisions thereof, or any individual; provided that this definition does not include either Party, unless the context specifically requires otherwise.
     1.20 “Representative,” with respect to a Person or Party, means the directors, officers, employees, agents, consultants, advisors (including financial advisors, attorneys, and accountants), contractors, and subcontractors of the applicable Person or Party.
     1.21 “San Diego Metro Network,” means the Network defined by the Network Order entered into contemporaneously with this Agreement for San Diego and San Diego State University (as such order may be adjusted from time to time in accordance with this Agreement).
     1.22 “University,” if applicable with respect to a university application as stated in a Network Order, means the college or university where a Network is to be located.
     1.23 “User” means any communications or other company (other than Operator) that may be connected to a Network; provided, however, that each Network Vendor is excluded from this definition.
     1.24 “Wavelength” means an optical carrier of light used to transmit RF signals between Nodes and the BTS Host Site.
2 Use of Network.
     2.1 Permitted Uses. [***].
     2.2 NextG’s Use of Network. [***].
     2.3 Interference.
          2.3.1 Avoidance of Interference. [***].
          2.3.2 Testing. The Parties shall (a) cooperate in good faith in resolving Material Interference issues, including, without limitation, by collaborating within twenty-four (24) hours of first discovery of the Material Interference, and (b) bear the expense of their Representative’s participation in the same. However, if it is necessary to utilize a third party to perform any tests,

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
the Party ultimately determined to have caused the Material Interference shall pay the cost of the third party tests.
          2.3.3 Interruption Due to Interference. Once it has been determined with reasonable certainty whose equipment or operations are causing the Material Interference, NextG, shall immediately shut down the service of the interfering party except for intermittent testing, which shall be coordinated with all parties, required to resolve the Material Interference.
          2.3.4 Material Interference within 30 Days of Adding New Customer. [***].
3 Services Fees and Payment.
     3.1 Network Orders. From time to time Operator may order and NextG, through one of its regionally-based, wholly-owned subsidiaries, may accept, an order from Operator for services under this Agreement. Neither Party shall have any obligation to provide or pay for service until the Parties have mutually executed and delivered a network service order that sets forth the relevant and specific terms of such order (a “Network Order”). A sample Network Order is attached hereto asAttachment B.
     3.2 Operator Purchase Orders. Purchase orders are required for all goods and services purchased hereunder. However, the Parties specifically agree that none of the terms and conditions that may be stated on such Operator purchase order(s) shall become a part of this Agreement or any Network Order, whether or not they conflict with the terms of this Agreement or any Network Order. NextG shall not be obligated to commence work, and may terminate any Network Order at any time prior to NextG’s receipt of a purchase order from Operator if a purchase order is not issued within [***] days of the Network Order effective date. Upon NextG’s receipt of Operator’s purchase order under a Network Order, such Network Order shall become irrevocable except as specifically stated to the contrary herein or therein. Any Network Order may be modified, if agreed to in writing by both parties, by plus or minus [***] of the original Node Count contained within such Network Order.
     3.3 Services Fees and Payments; Transaction Taxes. Except as otherwise specifically provided herein, all payments under this Agreement will be due and payable within thirty (30) days of receipt of NextG’s invoice, subject to NextG providing tax reporting and payment direction information in form reasonably required by Operator.
          3.3.1 No Setoff, Deduction, or Demand. Except as otherwise specifically provided herein, all payments due NextG under this Agreement shall be paid by Operator without setoff, deduction, or demand for any reason.
          3.3.2 Late Payments. In the event Operator fails to make a payment when due NextG under this Agreement, Operator agrees to pay interest from the due date until the date paid at the lesser of (a) [***] per annum, or (b) the maximum interest rate then allowed by law.
          3.3.3 Transactions Taxes. Operator shall be responsible for timely payment of all “Transaction Taxes” (as defined below) imposed on charges for goods and services provided under this Agreement. However, Operator shall not be responsible for such taxes for which Operator has provided NextG with a valid and properly executed exemption certificate. For purposes of this Agreement “Transaction Taxes” shall mean all (a) federal, state and local sales and use taxes, and (b) any and all taxes and fees imposed on the purchase or use, or purchaser or

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
user, of communications services including but not limited to federal communications tax and universal service tax. Operator shall not be responsible for any taxes imposed on NextG arising from NextG’s consumption of goods and services in connection with this Agreement. Operator shall indemnify, defend and hold harmless NextG from any nonpayment of Transaction Taxes, including by reason of presentation of an invalid or ineffective exemption certificate.
     3.4 [***].
4 Term.
     4.1 Agreement Term. The term (“Term”) of this Agreement shall commence on the Effective Date and continue thereafter for the longer of (a) [***], or (b) [***].
     4.2 Network Term. The term for which NextG shall provide and Operator shall pay for RF Transport and Monitoring Services for each Network (the “Network Term”) shall be for an initial period of [***] from and after the Commissioning Date (as defined below) for that Network. The Network Term of each Network Order shall automatically be extended for [***] each unless either NextG or Operator gives written notice of termination to the other not less than twenty-four (24) months prior to the commencement of the applicable extension term.
     4.3 [***].
5 Network Services. NextG shall provide to Operator for the Network Term the services specified herein and in the Network Services Quotation attached hereto to the underlying Network Order, in accordance with the terms and conditions specified herein and in the applicable Network Order. NextG will use commercially reasonable efforts to obtain, maintain and renew all NextG Authorizations necessary for NextG to timely perform its obligations hereunder, at NextG’s sole cost and expense.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
     5.1 Fiber System Design and Build.
          5.1.1 Fiber System Planning and Build. Within [***] of NextG’s receipt of Operator’s purchase order under a Network Order, NextG shall, at NextG’s cost and expense, commence to plan and design the Network along the System Route described in the underlying Network Order (the “Fiber System”). Upon Operator’s approval of the definitive Node design for a Network by way of Operator’s written approval of the NextG provided RF Approval Form for that Network (which approval may be by way of Operator’s email; hereafter, the “RF Approval Form”), NextG shall, at NextG’s cost and expense, construct the Fiber System to connect the Nodes identified in the applicable System Route and Network Services Quotation Attachments as described in the applicable Responsibilities Matrix. Operator shall, at its sole cost and expense, install and provide to NextG the appropriate Operator’s Hub at the address and the location set forth in the applicable System Route and Network Services Quotation Attachments. Upon completion of construction of the Fiber System, NextG shall perform uni-directional span testing of the Fiber System (the “Fiber Acceptance Test”). NextG shall provide Operator with a copy of such test results. Loss measurements will be recorded using an industry-accepted optical source. OTDR traces will be taken and splice loss measurements will be recorded and summarized on data sheets. Copies of all data sheets will be made available to Operator. The power loss measurements shall be made at 1310 nm and 1550 nm, and performed from the NextG Fiber Hub to each segment end point. OTDR traces shall be taken at 1310 nm and 1550 nm. The end-to-end loss value as calculated with an industry-accepted optical source should have an attenuation rating of less than or equal to the following:
[***]
The total optical loss between the NextG Fiber Hub and each Node end point shall in all cases be less than [***] calculated optical loss. OTDR testing only will be performed for bare fiber (un-terminated fiber).
          5.1.2 Fiber Acceptance. Upon the successful completion of the Fiber Acceptance Test, NextG shall provide written notice to Operator (the “Fiber Completion Notice “). Upon receipt of the Fiber Completion Notice, the Fiber System will be deemed accepted unless Operator rejects the Fiber Completion Notice by written notice to NextG within [***] of receipt of the Fiber Completion Notice that a material failure of the Fiber System to satisfy the requirements of the Fiber Acceptance Test exists. If Operator thus rejects the Fiber Completion Notice, NextG shall promptly remedy the defect or failure specified in Operator’s notice. Thereafter NextG shall again conduct a Fiber Acceptance Test and (if successfully completed) provide Operator a Fiber Completion Notice. The foregoing procedure shall repeat in good faith until the Fiber System is accepted or deemed accepted. The date of acceptance of the Fiber (“Fiber Acceptance”) shall be the earlier of: (a) the date that Operator delivers a notice of acceptance of the Fiber System; (b) the [***] after delivery of the Fiber Completion Notice where Operator fails to timely or properly reject such notice, and (c) the date of Operator’s first use of the Fiber System for any purpose other than testing.
     5.2 Node Design and Installation.
          5.2.1 [***].
          5.2.2 [***].

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
          5.2.3 [***].
          5.2.4 [***].
          5.2.5 Node Acceptance. The Nodes will be deemed accepted unless Operator rejects the Node Completion Notice by written notice to NextG within [***] of receipt of the Node Completion Notice that a material failure of the Nodes to satisfy the requirements of the Node Acceptance Test exists. If Operator thus rejects the Node Completion Notice, NextG shall promptly remedy the defect or failure specified in Operator’s notice. Thereafter NextG shall again conduct a Node Acceptance Test and (if successfully completed) provide Operator a Node Completion Notice. The foregoing procedure shall repeat in good faith until the Nodes are accepted or deemed accepted. The date of acceptance of the Nodes (“Node Acceptance”) shall be the earlier of: (a) the date that Operator delivers a notice of acceptance of the Nodes; (b) the [***] after delivery of the Node Completion Notice where Operator fails to timely or properly reject such notice, and (c) the date of Operator’s first use of the Nodes for any purpose other than testing. The parties understand and agree that Operator may elect to accept Nodes which have not passed Node Acceptance for purposes of launch and pay the non-recurring charges set forth in §6.1.4 below as well as commence payment of Monthly Fees for such Nodes pursuant to §6.2 below.
Notwithstanding anything to the contrary herein, if the Operator BTS Host Site is not available for testing as described above when NextG is ready to perform Node Acceptance Testing, due to the acts or omissions of Operator, NextG shall perform the remainder of the tests that can be performed without connectivity to the Operator BTS Host Site. If the Nodes pass all such other tests, the Nodes shall be deemed accepted as of that date, which date shall be the date of Node Acceptance and Operator shall immediately commence payment of the Monthly Fees for the affected Nodes and pay the milestone payment described in §6.1.4 below.
          5.2.6 Subsequent System Optimization. Within [***] following Node Acceptance and Operator’s payment of the fees and charges contemplated in §5.2.5 above, NextG shall test all Nodes in accordance with the acceptance test procedure set forth in Attachment F and provide Operator with a copy of such test results (all obligations are NextG’s unless stated otherwise to the contrary). For the Node(s) that do not meet the criteria detailed in Attachment F, NextG shall, at its own cost and within [***] of the date of delivery of the test results described in the first sentence of this subsection, take such steps as to bring such Node(s) into conformance with Attachment F, including, but not limited to, [***] or other optimization techniques. In the event additional Node(s) are required to meet the Attachment F System Acceptance requirements, §5.2.8 provisions shall apply. However, if Node replacements, additions or relocations are required to satisfy the requirements of Attachment F, than the [***] time constraint shall not apply and NextG shall use commercially reasonable efforts to complete any Node replacements, additions or relocations as expeditiously as possible.
          5.2.7 Node Delivery. By bill of sale or as otherwise reasonably requested by Operator, promptly after receipt of the final payment specified in §6.1.4 below, NextG shall convey to Operator all right, title, and interest to the Nodes subject to the underlying NextG and Operator Authorizations (“Node Delivery “). If conveyance of the Nodes is not requested by Operator, Node Delivery shall be deemed to have occurred on the date that is [***] after receipt of the final payment specified in §6.1.4 below. NextG may commence to provide RF Transport and Monitoring Services with respect to any Nodes connected to the Fiber System and which have passed Node Acceptance (“Partial Delivery”). [***].

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
          5.2.8. Node Count Matters. [***].
     5.3 RF Transport and Monitoring Services. From and after the later of the date of (a) Fiber Acceptance and (b) Node Acceptance for a Network (the “Commissioning Date”), NextG shall provide to Operator RF Transport and Monitoring Services for the Network as follows:
          5.3.1 RF Transport. Transport Operator’s RF traffic over the Fiber System to and from the Nodes, specifically from the Hub Node Equipment to the Node Equipment, using a [***] (the “RF Transport Service”). [***].
          5.3.2 Fiber System Monitoring and Maintenance. Monitor and maintain the Fiber System.
          5.3.3 Node Monitoring. Monitor the Node Equipment and Hub Node Equipment and provide email notification of alarms and failures as per NextG’s standard operating procedures (together with the services described in § 5.3.2 above, the “Monitoring Services”).
     5.4 Equipment and Scheduled Durations.
          5.4.1 Equipment Purchase. Operator shall purchase the equipment listed in the Network Order, which equipment (other than spares) shall be installed by NextG for the consideration stated in the Network Order. Prices do not include applicable taxes or shipping. Equipment is shipped FCA (free carrier) San Jose, CA. Thus, risk of loss to the equipment passes to Operator upon delivery of the equipment by NextG to the designated carrier at NextG’s San Jose, CA facility. All warranties are passed through from the original equipment manufacturer, are solely between Operator and such manufacturer(s), and NextG makes no additional warranties whatsoever. Payments under this section are due upon shipment.
          5.4.2 [***].
          5.4.3 [***].
          5.4.4 [***].
     5.5 Maintenance of Operator Node Equipment.
          5.5.1 If NextG Provides Equipment Maintenance Services. If so provided in the Network Order, for the Network Term, NextG shall monitor and maintain the Operator Node Equipment in accordance with the terms of Attachment D hereto (“Equipment Maintenance Services”). [***]. All Unscheduled Maintenance (as defined in Attachment D) shall be performed at the time and materials charges set forth in Attachment D. If NextG determines that the labor cost to perform any Unscheduled Maintenance is likely to exceed [***], NextG shall so notify Operator and wait for confirmation from Operator before proceeding with the work. Any delay in performing the necessary Unscheduled Maintenance while NextG waits for confirmation from Operator as just described shall be added to the [***] (as defined in Attachment D hereto). NextG reserves the right to revise its time and material charges upon [***] prior notice to Operator, [***].
          5.5.2 If Operator Maintains its Own Equipment. If a Network Order does not include Equipment Maintenance Services, then no NextG equipment RMA/warranty support, maintenance, or repair of any Operator Equipment is included whatsoever for that Network,

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
whether as a Monitoring Service or otherwise, at any phase of performance of services for that Network.
     5.6 [***]. Unless specifically provided otherwise in the underlying Network Order, the fees enumerated in Network Orders do not cover [***]. If the network design approved by Operator pursuant to §§ 5.1.1 and 5.2.2 above requires [***] and Operator so desires, NextG will use commercially reasonable efforts as directed by Operator to obtain the necessary permissions [***] or on such other terms and conditions as the parties might subsequently agree. NextG shall not commence performance of any such work unless and until the parties have agreed in writing on the terms under which NextG shall perform the same. [***].
     5.7 Use of BTS Host Site. If so provided in the underlying Network Order, NextG shall perform site acquisition for, and provide Operator the use of, a BTS Host Site in accordance with the terms of the underlying Network Order. Operator shall not be responsible for any BTS rent unless Operator has demonstrated its approval of the rent in writing by signing the underlying Network Order.
6 Network Services Fees.
     6.1 Professional & Construction Services Fee. In consideration of NextG‘s performance of the various professional and construction services described in the applicable Network Order, Operator shall pay to NextG the professional and construction services fees enumerated in the applicable Network Order, according to the following milestone payment schedule:
          6.1.1 [***]
          6.1.2 [***]
          6.1.3 [***]
          6.1.4 [***]
     6.2 Monthly Fee.
          6.2.1 In consideration of NextG’s performance of RF Transport and Monitoring Services specified in § 5.3.1 above, and Scheduled Maintenance Services specified in § 5.5 above (if so provided in the underlying Network Order), Operator shall pay to NextG, on the first day of each month after the applicable Commissioning Date, the recurring OPEX Fee specified in the applicable Network Order (the “Monthly Fee”). The Monthly Fee for any partial month shall be prorated in accordance with the number of days in any such partial month.
          6.2.2 [***].
     6.3 Adjustments to Monthly Fee. Beginning on the first anniversary of the date that the Monthly Fee commenced pursuant to § 6.2 above, and then on each subsequent anniversary thereafter throughout the Network Term and any extensions thereof, the applicable Monthly Fee shall increase by [***] over the Monthly Fee in effect for the prior year.
     6.4 Purchase of Additional Wavelengths; [***].

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
          6.4.1 Should Operator desire to purchase additional Wavelengths on a Network, [***].
          6.4.2 [***]. NextG shall not commence any such work until the Parties have agreed in writing on the cost to perform the work, and NextG has received Operator’s purchase order for such work. Operator’s use [***] shall be subject to all of the terms and conditions set forth herein.
     6.5 Pass Through Fees. To the extent that NextG pays any fees on behalf of Operator in the process of applying for or obtaining any Operator Authorizations or otherwise in connection with the installation of the Nodes, NextG shall be reimbursed for [***].
     6.6 [***].
     6.7 Node Optimization. [***].
7. Default. A Party shall be in default under this Agreement in any of the following circumstances and the non-defaulting party shall be entitled to avail itself of any remedies available at law or in equity not otherwise limited by the terms of this Agreement or the applicable Network Order:
     7.1 such Party fails to pay any payments required under this Agreement or any Network Order within [***] after receiving written notice of such failure to pay by the applicable due date; or
     7.2 such Party fails to perform or observe any other material term, covenant, provision, or condition of this Agreement or any Network Order, but, in each case, only if such breach remains uncured thirty (30) days after the breaching Party receives written notice of such breach; provided that, if the breach is of a nature or involves circumstances reasonably requiring more than thirty (30) days to cure, then the time period may be extended for an additional 30-day period if the breaching Party proceeds diligently to cure the breach.
8. Force Majeure
     8.1 Force Majeure Defined. Notwithstanding anything to the contrary herein or any Network Order, neither Party will be considered in breach for a failure or delay in performance of one or more of its obligations under this Agreement or a Network Order if such failure or delay is directly caused by or attributable to the occurrence of a Force Majeure Event (as defined below) for so long as such Force Majeure Event remains applicable. “Force Majeure Event “ means any event or cause beyond the reasonable control of the Party claiming relief, including without limitation any action by or omission of a University, a governmental agency or authority, material shortages not caused by a failure to place timely orders therefore, third-party labor dispute, flood, earthquake, fire, lightning, epidemic, war, riot, civil disturbance, act of public enemy or enemies, terrorist act, sabotage, or acts of God; provided, however, (a) either Party’s failure for any reason to pay money when due pursuant to this Agreement or otherwise, and (b) the failure, inoperability, unavailability, or malfunction of any Operator Equipment for any reason, are expressly excluded from this definition. A Force Majeure Event shall exclude NextG’s ability to obtain the necessary permits, authorizations or approvals in a timely manner to support the scheduled launch on November 21, 2006.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
     8.2 [***].
     8.3 [***].
     8.4 Force Majeure Termination Events. Either Party may terminate the affected portion of this Agreement upon not less than [***] written notice to the other Party if (i) any Force Majeure Event (as defined in § 8.1 above) applicable to the other Party results in that other Party’s inability to perform its obligations under this Agreement for a period of [***] or more; or (ii) any Force Majeure Event applicable to the terminating Party results in the terminating Party’s inability to perform its obligations under this Agreement for a period of [***]. Upon any such cancellation, Operator shall pay any invoices for milestones earned or achieved by NextG up to and including the effective date of termination, and upon such payment each party shall thereafter be relieved of all further liability with respect to the cancelled portion of this Agreement except that a party shall continue to be liable for any breaches that occurred prior to the termination.
9. Insurance. The parties agree to procure and maintain the insurance policies and coverages described below throughout the Term of this Agreement.
     9.1 NextG Insurance. At NextG’s sole cost and expense, NextG will procure and maintain during the Term: (a) workers’ compensation insurance (at statutory limits) and employer’s liability insurance with minimum limits of Five Hundred Thousand Dollars ($500,000); (b) commercial general liability and property damage insurance (including completed operations and contractual liability) in an amount equal to at least Two Million Dollars ($2,000,000) combined single limit; (c) “all risk” property insurance insuring the NextG Equipment and its related personal property for its full replacement cost; and (d) Professional Liability in an amount equal to at least Two Million Dollars ($2,000,000). All such policies shall (w) be written by one or more reputable insurers, reasonably acceptable to Operator, and licensed to do business in the state in which the Network is to be located; (x) shall apply as primary insurance, and that any other insurance carried by Operator will be excess only, and will not contribute with such insurance; (y) provide that no cancellation of coverage shall occur without thirty (30) days’ prior written notice to Operator, and (z) be evidenced by a Certificate of Insurance furnished to Operator promptly following the Effective Date, which NextG shall replace with a new Certificate at least thirty (30) days prior to the expiration or termination of any expiring or terminating policy.
     9.2 Operator Insurance. Operator will maintain general liability and property damage insurance of the types and in the amounts consistent with its insurance practices in the ordinary course of Operator’s business. Such insurance coverages shall include (a) sufficient property damage coverage to insure loss of the Operator Equipment with a per-project endorsement, and (b) sufficient liability coverage to insure all potential liability under this Agreement with a per-project endorsement. Operator shall supply to NextG evidence of the insurance coverages required under this section within thirty (30) days of Operator’s receipt of written request by NextG.
10. Warranty; Limitations of Liability and Warranty; Indemnities
     10.1 Warranty. If, within [***] after the date of delivery of the Nodes under a Network Order, any of the construction work or performance of the Network, NextG Equipment or Nodes is found to be defective and not in conformance with the requirements of the Agreement or Network Order, NextG shall promptly correct the defective work after receipt of written notice

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
from Operator to do so. Operator must give such notice within [***] after the expiration of the [***] warranty period; provided, however, that any such corrective action shall not extend the original [***] warranty period.
     10.2 Limitations of Liability. THE TOTAL LIABILITY OF EACH PARTY TO THE OTHER PARTY FOR DAMAGES UNDER ANY NETWORK ORDER, EXCLUDING LIABILITIES UNDER [***], IS LIMITED TO THE TOTAL AMOUNT PAYABLE BY OPERATOR TO NEXTG FOR SERVICES PROVIDED UNDER THE AFFECTED NETWORK ORDER(S). EXCLUDING LIABILITIES UNDER [***], NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY NETWORK ORDER EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE LIMITATIONS SET FORTH IN THIS §10.2 WILL APPLY, WITHOUT LIMITATION, TO LOSS OF PROFITS OR REVENUE (WHETHER ARISING OUT OF TRANSMISSION INTERRUPTIONS OR PROBLEMS, ANY INTERRUPTION OR DEGRADATION OF SERVICE, OR OTHERWISE) OR CLAIMS OF CUSTOMERS, WHETHER OCCASIONED BY ANY CONSTRUCTION, RECONSTRUCTION, RELOCATION, REPAIR, OR MAINTENANCE PERFORMED BY, OR FAILED TO BE PERFORMED BY, THE OTHER PARTY OR ANY OTHER CAUSE WHATSOEVER, INCLUDING BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, OR STRICT LIABILITY.
     10.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY NETWORK ORDER, NEXTG DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE.
     10.4 Indemnities
          10.4.1 Indemnification by NextG. In addition to the other express indemnification provisions contained in this Agreement and subject to § 10.2, NextG agrees to indemnify, defend, protect, and hold harmless Operator and Operator’s Representatives from and against all losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses), claims, suits, demands, actions, or causes of action of whatever kind or nature brought by a third party (collectively “Claims”) arising out of or in connection with, or alleged to arise out of or in connection with, NextG’s or its Representatives’ (a) infringement or misappropriation of intellectual property rights, (b) breach of any term or condition of this Agreement or a Network Order, or (c) negligence or intentional misconduct in connection with a Network or its (or their) obligations under this Agreement or a Network Order.
          10.4.2 Indemnification by Operator. In addition to the other express indemnification provisions contained in this Agreement and subject to § 10.2, Operator agrees to indemnify, defend, protect, and hold harmless NextG and NextG’s Representatives from and against all Claims arising out of or in connection with, or alleged to arise out of or in connection with: (a) Operator’s or its Representatives’ (i) infringement or misappropriation of intellectual property rights, (ii) breach of any term or condition of this Agreement or a Network Order, or (iii) negligence or intentional misconduct in connection with a Network, or its (or their) obligations under this Agreement or a Network Order; or (b) Operator’s customers’ indirect use of the Network, including, without limitation, defamation, libel, slander, obscenity, pornography, or

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violation of the rights of privacy or publicity, or spamming or any other tortuous or illegal conduct.
     10.5 Responsibility for Damage. Subject to the limitations set forth elsewhere in this §10, each Party shall exercise due care to avoid damaging the other Party’s property and shall be responsible for any damage caused by (a) the negligence or willful misconduct of such Party or its Representatives, (b) a violation of law by such Party or its Representatives, or (c) the breach of this Agreement or a Network Order by such Party or its Representatives.
11. Ownership of Confidential Information and Intellectual Property.
     11.1 General. As between the Parties, all “Confidential Information” (as defined below) and Intellectual Property furnished by one Party to the other Party or any other third party related to this Agreement or a Network Order or otherwise accessed in relation to this Agreement or a Network Order belong to the furnishing Party and will remain the furnishing Party’s sole and exclusive property. As between the Parties, each Party retains all right, title, and interest in and to its respective Intellectual Property.
     11.2 Confidential Information. NextG and Operator shall keep the terms and conditions of this Agreement and each Network Order strictly confidential. In addition, each Party may have access (in such role, the “Receiving Party”) to certain confidential information of the other Party (the “Disclosing Party”) concerning the Disclosing Party’s business, plans, customers, technology, and Services, and other information held in confidence by the other Party (“Confidential Information”). Confidential Information includes, without limitation, all information in tangible or intangible form that is marked or designated as confidential or that, under the circumstances of its disclosure, should be considered confidential. Confidential Information will also include, but not be limited to, Intellectual Property and the rights embodied therein, non-public information relating to the customers of either Party, and the terms and conditions and existence of this Agreement and each Network Order. Confidential Information includes, without limitation, all information about the Disclosing Party or about any other Person (which information was provided to the Disclosing Party subject to an applicable confidentiality, non-disclosure, non-use, or fiduciary obligation to such Person) provided by the Disclosing Party or the Disclosing Party’s Representatives to the Receiving Party or to the Receiving Party’s Representatives, in each case whether such information is furnished on, before, or after the Effective Date, regardless of the manner or medium in which such information is furnished, including information about the Disclosing Party’s or such other Person’s current and prospective properties, Representatives, finances, businesses, operations, research, Service plans, or other information regarding current or prospective Services or services, markets for Services or services, customer lists, current and prospective customers, software, developments, inventions, processes, formulas, technologies, designs, drawings, engineering specifications, engineering information, hardware configuration information, marketing, business strategies, maps, pricing, dark fiber specifications, lists of on-network locations, or other business information. Claims for beach of this confidentiality covenant shall be limited to damage claims only and shall not in and of themselves be a basis for termination of this Agreement.
     11.3 Nondisclosure of Confidential Information. Each Party shall not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to fulfill its obligations under, this Agreement or a Network Order, nor disclose to any third party (except as required by law, or to that Party’s independent contractors, attorneys, accountants, and

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other advisors as reasonably necessary), any of the other Party’s Confidential Information and will take reasonable precautions to protect the confidentiality of such information, which precautions, in any event, will be at least as stringent as it takes to protect its own Confidential Information. NextG may require, as a condition of gaining access to any NextG facility, that employees and other visitors of Operator seeking such access execute a non-disclosure agreement that is consistent with Operator’s confidentiality obligations under this section.
     11.4 Exceptions. Information will not be subject to the restrictions in §11.3 above to the extent such information: (a) is known to the Receiving Party prior to receipt from the Disclosing Party directly or indirectly from a source other than the other Party or a source having an obligation of confidentiality to the Disclosing Party; (b) becomes known (independently of disclosure by the Disclosing Party) to the Receiving Party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing Party; (c) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the Receiving Party; or (d) is independently developed by the Receiving Party without the use of Confidential Information. The Receiving Party may disclose Confidential Information pursuant to the requirements of a governmental agency or by operation of law, provided that, unless restricted by order of a governmental agency or otherwise restricted by law, the Receiving Party provides reasonable notice to the Disclosing Party of the required disclosure so as to permit the Disclosing Party to respond to such request for disclosure.
12. Representations, Warranties, and Covenants.
     12.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party on the Effective Date that: (a) such Party is duly organized, validly existing, and in good standing under the laws of the state of such Party’s organization; (b) such Party is or will be in good standing and duly qualified to do business in the state in which services are to be provided under this Agreement; (c) such Party has, or prior to performance hereunder will have, all requisite power and authority to enter into and perform such Party’s obligations under this Agreement; (d) this Agreement when executed, is and will be such Party’s legal, valid, and binding obligation; and (e) to such Party’s knowledge, as of the Effective Date, such Party’s performance of such Party’s obligations under this Agreement do not infringe on any Person ‘s intellectual property rights.
     12.2 NextG Covenants.
          12.2.1 Compliance with Laws. NextG’s performance of all obligations will be in compliance with all applicable federal, state or local laws, rules, and regulations that are imposed by any federal, state, or local governmental agency or department of any such governmental agency. NextG will perform all obligations in a timely, professional and workmanlike manner.
          12.2.2 Ownership. This Agreement (taken together with all Network Orders) does not grant NextG any ownership rights or ownership interest or license in any Operator Equipment, in any Operator Intellectual Property, or in any Operator Confidential Information, and NextG will not assert any such rights or licenses.
          12.2.3 Labeling. Unless authorized in writing by Operator, NextG will not remove, overprint, or deface any notice of copyright, trademark, logo, legend, or other ownership notice from any Operator Equipment, any original copies of Operator’s Confidential Information,

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or any secondary copies of Operator’s Confidential Information, or from any other Person‘s equipment, original copies of Confidential Information, or secondary information that may be provided by Operator to NextG.
          12.2.4 NextG Assessments. NextG is solely responsible for calculating and remitting any and all NextG Assessments and any and all Operator Assessments that NextG is legally required to collect from Operator. Operator is not directly or indirectly responsible in any way for NextG’s payment or remittance of NextG Assessments. NextG will pay any and all NextG Assessments directly to the appropriate Persons, unless otherwise required by law. Further, NextG shall pay to Operator all NextG Assessments that are imposed by any Person on Operator. If NextG is exempt from paying or is exempt from liability for any such NextG Assessments, then NextG will provide Operator with a certificate evidencing NextG’s exemption from such payment or such liability. Operator shall remit such NextG Assessments to the appropriate Persons as identified by NextG. NextG will fully indemnify, defend and hold Operator and Operator’s Representatives harmless, and each of them from and against any damages, penalties, fines, costs, or expenses paid by Operator or by Operator’s Representatives because of, relating to, arising out of, or arising in connection with NextG’s failure to comply with the terms of this § 12.2.4.
          12.2.5 NextG warrants that it has the experience and skills necessary to provide and perform the services required pursuant to this Agreement; all services provided by the NextG shall be performed in a professional manner in accordance with all professional standards applicable to the NextG, shall be of a high grade, nature and quality, commensurate with that which is customary in the industry and shall be in conformance with Operator’s rules while NextG is on Operator’s premises.
          12.2.6 [***].
     12.3 Operator Covenants.
          12.3.1 Compliance with Laws. All Operator Equipment installed, operated, maintained, and used by Operator, and Operator’s performance of its obligations under this Agreement and each Network Order, will comply with all applicable laws, statutes, ordinances, and regulations, including without limitation those regulations promulgated by the Federal Communications Commission.
          12.3.2 Ownership. This Agreement is not intended to, and shall not be interpreted to, grant Operator any property rights, interests, or licenses in the NextG Network, in any Network Vendor‘s network, or in any Intellectual Property or Confidential Information of NextG or of any Network Vendor, and Operator will not assert any such rights, interest or licenses.
          12.3.3 Intellectual Property. Operator shall not reverse-engineer, decompile, or disassemble any hardware, any software, or any other Intellectual Property provided or disclosed to Operator. Operator shall not remove, overprint, or deface any notice of copyright, trademark, logo, legend, or other ownership notice from any NextG Equipment, any original copies of NextG’s Confidential Information, or any secondary copies of NextG’s Confidential Information, or from any other Person‘s equipment, original copies of Confidential Information, or secondary information that may be provided by NextG to Operator.

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          12.3.4 Liens. Operator shall not permit any mechanic’s liens, materialman’s liens, contractor’s liens, subcontractor’s liens, security interests, or other claims or demands arising from work performed for or on behalf of Operator to attach to, or be enforced against, any part of the NextG Network or any part of any Network Vendor‘s network. If Operator’s actions cause such lien to be filed against any part of a NextG Network or any part of a Network Vendor’s network, then Operator will have the next thirty (30) days to contest such lien and to have such lien released by payment, bond, court order, or otherwise. If any such liens arising from work performed for or on behalf of Operator are not released within such 30-day time period, then Operator will reimburse NextG for any costs, including without limitation attorneys fees, reasonably incurred by NextG in connection therewith. At any time, NextG will have the right to post and maintain upon any part of the NextG Network or any part of any Network Vendor’s network any notices that may be necessary to protect NextG and/or each Network Vendor against liability for all such liens, encumbrances, claims, or demands.
          12.3.5 Excessive Noise. During normal operations, the Operator Equipment will not generate excessive or objectionable noise levels. Notwithstanding the foregoing, operation of Operator Equipment in accordance with manufacturer’s performance specifications shall not under any circumstances constitute a default under this § 12.3.5.
          12.3.6 Operator Assessments. Operator is solely responsible for calculating and remitting any and all Operator Assessments, for determining whether such Operator Assessments should be paid to NextG or directly to the appropriate Persons, and for identifying the Persons to whom NextG must remit any Operator Assessments to be collected by NextG. Operator shall pay to NextG all Operator Assessments that are imposed by any Person on NextG. If Operator is exempt from paying or is exempt from liability for any such Operator Assessments, then Operator will provide NextG with a certificate evidencing Operator’s exemption from such payment or such liability. NextG shall remit such Operator Assessments to the appropriate Persons as identified by Operator. Operator will fully indemnify NextG and NextG’s Representatives for any damages, penalties, fines, costs, or expenses paid by NextG or by NextG’s Representatives because of, relating to, arising out of, or arising in connection with Operator’s failure to comply with the terms of this § 12.3.6.
13. Notices.
     13.1 General. All notices and other communications required or permitted under this Agreement and each Network Order must be in writing and will be sent by facsimile; reliable overnight air courier; registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger addressed to Cricket Communications, Inc. 10307 Pacific Center Court, San Diego, CA 92121 Attn: Vice President, Network, fax number [number omitted from external version] with a copy to Vice President, Legal in the case of Operator, and 2216 O’Toole Avenue, San Jose, CA 95131, Attn: General Counsel, Fax number [number omitted from external version] in the case of NextG, or to such other address as a Party shall have furnished to the other Party in accordance with this § 13.
     13.2 Effectiveness. For all purposes of this Agreement and each Network Order, each such notice or other communication will be deemed received when delivered, if delivered personally, or, if sent by mail, then at the earlier of its receipt or seventy-two (72) hours after such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, postage prepaid, addressed and mailed as set forth above or, if sent by

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facsimile, upon confirmation of facsimile transfer; or if sent by reliable overnight air courier, on the next business day.
14. Network Access.
     14.1 Access Grant. Operator will provide NextG with continuous and full access to all BTS Host Sites, and all Operator Equipment on real property in which Operator has a legal interest for all purposes related to NextG’s rights or obligations under this Agreement and each Network Order. Operator will permit NextG to inspect Operator’s use of the services and the related Operator Equipment upon not less than forty-eight (48) hours prior written notice to Operator, except in the event of a bona fide emergency. [***]. On or prior to the dates specified herein, Operator shall identify, pay for, obtain and maintain all Operator Authorizations at Operator’s sole cost and expense. Operator acknowledges that, without the Operator Authorizations and appropriate permissions from Operator and the appropriate third-parties (including but not limited to property managers, owners, and landlords), NextG and its authorized personnel cannot access Operator Equipment, any Nodes or BTS Host Sites, and other relevant equipment and facilities and consequently may be delayed in performance of or unable to perform NextG’s obligations under this Agreement.
     14.2 [***].
     14.3 No Operator Access. Operator understands that only NextG and its authorized personnel may access, maintain and control each Network and all associated hardware and equipment connected thereto.
     14.4 Planned Service Work Periods (PSWP). Scheduled maintenance which is reasonably expected to produce any signal discontinuity or other interruption of the normal operation of Operator Equipment shall be coordinated between the Parties in a manner which minimizes interruption to services provided to the customers of Operator and shall be subject to the prior approval of Operator which shall not be unreasonably withheld, conditioned or delayed. Unless prior approval has been obtained from Operator in writing, PSWP work will only be scheduled after midnight and before 6:00 a.m. local time. Major system work, such as fiber rolls and hot cuts, will be scheduled and subject to the approval of Operator for PSWP weekends, which approval shall not be unreasonably withheld, delayed, or conditioned. A calendar showing approved PSWP will be agreed upon in writing in the last quarter of every year for the year to come. The intent is to avoid jeopardy work on the first and last weekends of the month and high-traffic holidays.
     14.5 Outages. NextG shall provide continuous remote monitoring of each Fiber System. Operator may notify NextG of problems by telephone at [number omitted from external version] or by such other means as the Parties may agree. NextG will respond by notifying the Network Vendor (if applicable) and taking actions as determined in NextG’s sole discretion. If an Outage or other problem is caused by a failure in a Fiber System, then NextG will respond within [***] of becoming aware of the Outage or other problem by making commercially reasonable efforts to correct the same and diligently prosecuting such efforts to completion. Outage Credits, if any, shall be payable in accordance with the terms of Attachment A hereto.
15. Additional Network Services. NextG shall provide any additional network services that may subsequently be agreed upon by Operator and NextG on the basis of such terms and

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conditions, and for such additional consideration, as the Parties might hereafter mutually agree in writing.
16. Miscellaneous. The miscellaneous provisions that follow in this § 16 shall apply generally to the Parties’ performance of their respective obligations under this Agreement and each Network Order.
     16.1 Emergencies. If the NextG Equipment (in which case NextG is the “Responsible Party”) or Operator Equipment (in which case Operator is the “Responsible Party”) causes a bona fide emergency situation, then upon notice, the Responsible Party will act diligently and expediently to remedy such bona fide emergency situation. If the Responsible Party does not remedy the bona fide emergency situation as soon as practicable after receiving such notice, or if the other Party reasonably determines that the Responsible Party’s practicable response time is inadequate given the nature of the emergency and other reasonably relevant circumstances, then the other Party may take any commercially reasonable action as necessary to avoid or minimize the consequences of such bona fide emergency situation. In such a case, the Responsible Party will have no recourse against the other Party for the other Party’s commercially reasonable actions taken in response to such emergency situation. Notwithstanding the foregoing provisions of this § 16.1, if the Responsible Party is acting in good faith to address and correct the emergency situation, then the other Party will restore whatever services it may previously have disrupted to permit the Responsible Party to continue its efforts to remedy the emergency situation.
     16.2 Collateralization. Nothing in this Agreement shall preclude NextG from hypothecating, allowing a security interest to attach to, or assigning as collateral each of its Networks, but excluding the Operators Networks, the Operators BTS Host Site or any other property (real or personal) of Operator. This section will not be construed to relieve NextG of any of its obligations with regard to NextG Authorizations under this Agreement. Nothing in this Agreement shall preclude Operator from hypothecating, allowing a security interest to attach to, or assigning as collateral the Operator Equipment. This section will not be construed to relieve Operator of any of its obligations with regard to Operator Authorizations under this Agreement.
     16.3 Publicity. Neither Party may issue any advertising, marketing, promotional, or other publicity material using the other Party’s name or marks or describing in any way the existence or terms of this Agreement or any Network Order without first receiving the other Party’s prior written consent, which consent may be withheld by either party in its sole discretion.
     16.4 Governing Law; Time is of the Essence. This Agreement and each Network Order will be governed and construed according to the laws of the State of California and the United States without regard to conflicts-of-law principles. Time is of the essence under this Agreement, each Network Order, and all of their respective provisions.
     16.5 No Third-Party Beneficiaries. The covenants, undertakings, and agreements set forth in this Agreement and each Network Order are solely for the benefit of and enforceable by the Parties or their respective successors or permitted assigns, and no such covenants, undertakings, or agreements will confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
     16.6 Independent Contractors. The Parties’ relationship under this Agreement and each Network Order is not that of partners or agents for one another, and nothing contained in this

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Agreement or any Network Order will be deemed to constitute or imply a partnership, joint venture, or agency agreement between the Parties, except to the extent an agency relationship is expressly created in any specific provision of this Agreement or any Network Order. This § 16.6 is not intended to restrict the Parties’ rights to perform particular obligations on behalf of each other as expressly set forth in this Agreement or any Network Order.
     16.7 Exclusivity. Except as otherwise expressly limited in this Agreement or any Network Order, the rights and remedies set forth in this Agreement and each Network Order are in addition to, and cumulative of, all other rights and remedies at law or in equity.
     16.8 Severability. If any provision of this Agreement or any Network Order becomes or is declared by a court of competent jurisdiction to be invalid, illegal, or unenforceable, then all remaining provisions of this Agreement or the Network Order will continue in full force and effect without such provision and without affecting the remaining provisions of this Agreement or the Network Order, as the case may be; and, in such a case, the Parties agree to negotiate in good faith a valid, legal, and enforceable substitute provision which as nearly as possible effects the Parties’ intent in entering into this Agreement or the Network Order.
     16.9 Amendment. Except as expressly provided in this Agreement or a Network Order, neither this Agreement nor any term of this Agreement, nor any Network Order nor any term of any Network Order, as the case may be, may be amended, waived, discharged, or terminated other than by a written instrument referencing this Agreement or the Network Order, as the case may be, and signed by NextG and Operator.
     16.10 Waivers. Except as expressly provided in this Agreement or any Network Order, no delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default of the other Party under this Agreement or the Network Order, as the case may be, will impair any such right, power, or remedy of such non-defaulting Party, nor will it be construed to be a waiver of any such breach or default or an acquiescence therein, or of or in any similar breach or default thereafter occurring. In addition, no waiver of any single right, breach or default shall be deemed a waiver of any other right, breach or default occurring before or after such waiver. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any Network Order, or any waiver on the part of any Party of any provisions or conditions of this Agreement or any Network Order must be in writing and will be effective only to the extent specifically set forth in such writing.
     16.11 Counterparts. This Agreement and any Network Order, as the case may be, may be -executed in multiple counterparts, all of which taken together constitute one and the same instrument and each of which will be enforceable against the Party that executed such counterpart.
     16.12 Conflicts. If any irreconcilable conflict exists between any terms of this Agreement, any Network Order, and/or the Attachments attached hereto or thereto, or other documents subsequently signed by the Parties, the conflicting terms will control such irreconcilable conflict in the following order, from most controlling to least controlling: (i) the Network Order; (ii) any document which by its terms clearly amends this Agreement, any Network Order, or any Attachments attached hereto or thereto; (iii) the Attachments attached hereto or to the Network Order; and (iv) this Agreement.

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     16.13 Survival. All provisions of this Agreement and any Network Order that by their terms should logically survive the expiration or termination of this Agreement or the Network Order, as the case may be, shall survive the expiration or termination of this Agreement.
     16.14 Assignment. NextG may not assign or otherwise transfer all or any part of this Agreement or any Network Order without the prior written consent of Operator, which consent shall not be unreasonably withheld, conditioned, or delayed, except to an Affiliate of NextG or to a Person that succeeds to all or substantially all of NextG’s business, equity, or assets, whether by sale, merger, operation of law, or otherwise for which no consent is required. Operator may not assign or otherwise transfer all or any part of this Agreement or any Network Order without the prior written consent of NextG, which consent shall not be unreasonably withheld, conditioned, or delayed, except to an Affiliate or to a Person that succeeds to all or substantially all of the Operator‘s business, equity, or assets, whether by sale, merger, operation of law, or otherwise for which no consent is required. Any other attempt to transfer or assign shall be void without the prior written consent of the other Party. Subject to the foregoing, the provisions of this Agreement and any Network Order will inure to the benefit of, and be binding upon, the Parties’ permitted successors, assigns, heirs, executors, and administrators. Any assignment or other transfer permitted pursuant to this §16.14 shall not relieve the assignor/transferor of liability for the performance of its obligations under this Agreement or the Network Order, as the case may be.
     16.15 Subcontracting. NextG may subcontract or delegate any of its obligations under this Agreement and any Service Order without Operator’s consent. No delegation or subcontracting shall relieve NextG of its liability for the performance of its obligations under this Agreement.
     16.16 Further Assurances. Each Party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership, or other powers, all such other and additional instruments and documents and do all such other acts and things as may be commercially reasonable and necessary to more fully effectuate this Agreement and any Network Order, provided that such documentation shall not enlarge the potential scope of liability or cost, or materially reduce the rights afforded either Party under this Agreement or any Network Order.
     16.17 Telecopy Execution and Delivery. A facsimile, telecopy, or other reproduction of this Agreement or any Network Order, as the case may be, may be executed by one or both Parties, and an executed copy of this Agreement or any Network Order, as the case may be, may be delivered by one or both Parties by facsimile or other electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen; and such execution and delivery will be considered valid, binding, and effective for all purposes. At the request of either Party, the other Party agrees to execute an original of this Agreement or the Network Order, as the case may be, to replace the facsimile, telecopy, or other reproduction of this Agreement or the Network Order.
     16.18 Incorporation of Exhibits and Attachments. The various Exhibits and Attachments referred to herein are hereby incorporated by reference and made a part of this Agreement.
     16.19 Disputes. The Parties recognize that disputes as to certain matters may from time to time arise in relation to this Agreement and a Network Order. It is the objective of the Parties to establish procedures to facilitate dispute resolution hereunder expediently, cooperatively, and non-

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litigiously. Nothing in this Agreement or any Network Order, however, is intended to prevent a Party from seeking injunctive relief if that Party believes that compliance with this section would cause it irreparable harm. Any other disputes shall be first referred to each Party’s applicable Liaison (as defined below). If the Liaisons cannot resolve such dispute after efforts in good faith, each Party shall refer the dispute to a senior officer (no less than vice-president level) designated as responsible for resolving disputes. If the senior officers are unable to resolve the dispute after efforts in good faith within thirty (30) days of referral of the dispute, either Party may, by written notice to the other, resort to arbitration as set forth in § 16.20 below. Each Party shall appoint a representative in charge of acting as liaison to the other Party with regard to this Agreement and Network Orders (the “Liaison.”) The Liaisons shall be responsible for initial points of communication with respect to any issues that may arise. The Parties shall notify each other in writing of changes of the Liaison.
     16.20 Arbitration. Any dispute or claim arising out of this Agreement or any Network Order will be settled by final and binding arbitration in accordance with the then-current arbitration rules of the American Arbitration Association (the “Rules“), by three arbitrators, one selected by each Party and the third appointed in accordance with said Rules. Each arbitrator must be selected in accordance with the Rules and an attorney with not less than ten (10) years of commercial legal experience in the areas of telecommunications law and other areas of the law applicable to the dispute in question. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall apply California law to the merits of any dispute or claim, without reference to conflicts of law principles. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other injunctive, interim or conservatory relief, as necessary, without breach of this § 16.20 and without any abridgment of the powers of the arbitrators. The costs of the arbitration or any legal action between the Parties (including without limitation a motion to compel arbitration), including administrative, arbitrator, attorney, and expert witness fees shall be paid by the losing Party. The judgment of the arbitrators may be appealed by either Party to the extent permitted by applicable law. In the case of any such appeal, the losing Party shall bear all reasonable costs and attorneys’ fees of both Parties. In the event either Party notifies the other that it intends to request an arbitration proceeding to resolve any disputed claims arising under this Agreement or any Network Order, upon providing said notice, Operator agrees to place all disputed and withheld amounts, if any, on an on-going basis, with a mutually agreeable escrow agent. The escrow agent shall be entitled to release such funds as directed by the arbitrator in the award, unless the Parties agree otherwise in writing.
     16.21 [***].
     16.22 Change Orders. The Parties may request modifications to the underlying Network and Node designs (a) as reasonably necessary to ensure adequate performance of the Network, or (b) based on changes in BTS or Node locations requested by Operator. Any such requests for modification shall be submitted to the other Party in writing. NextG will submit to Operator a modified design, any expected delays in delivery dates, and a summary of any additional fees, costs, charges and expenses for which Operator would be responsible due to the modification. The Parties shall approve in writing the modifications before NextG implements any changes. NextG may make minor modifications to the designs without the prior written agreement of Operator provided the same causes no additional expense to Operator.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
     16.23 Liens. NextG will not permit any mechanics’ or materialmen’s or other liens to be filed by any subcontractor or material supplier of NextG on the Operator Equipment, Operators BTS Host Site or any other property (real or personal) of Operator. NextG shall have the right to contest the validity or the amount of any such lien but, on the final determination of such contest, shall immediately pay any adverse judgment rendered with all proper fees, costs and charges and shall have the lien released at its own expense. If NextG desires to contest any such lien, then prior to commencing such contest, it will furnish Operator with a bond in the amount and in the type required by law, which bond shall release the property from the lien and secure the payment of such obligation to the subcontractor or material supplier.
     16.24 Maintain Site Cleanliness. During the course of the work, NextG shall keep each work site “broom clean”, as that term is commonly used, and free from accumulation of any waste material, dust and rubbish attributable to NextG, and at the completion of the work, shall remove from the site all of NextG’s rubbish, implements and surplus materials.
     16.25 Access to Work Site. NextG shall provide Operator and its authorized representative(s) with open access to the work in preparation and progress wherever located, subject to applicable work site rules and safety considerations.
     16.26 Lien Waivers. NextG’s final invoice shall be accompanied by complete and legally sufficient waivers, conditional upon final payment by Operator, for release of all liens, which lien waivers shall be properly executed by NextG and any subcontractors. Upon Operator’s request, NextG shall also submit its affidavit that all persons who have furnished labor, materials, equipment and services for which a lien could be filed or for which Operator or its property might in any way be responsible have been paid or otherwise satisfied. If any lien is either imposed or remains unsatisfied after all payments are made, NextG shall, by bonding or otherwise, secure the prompt discharge of such lien or shall refund to Operator any expense which Operator may be compelled to incur in discharging such liens, including, but not limited to, all reasonable attorneys’ fees and costs.
     16.27 Operator Property. Title to all property owned by Operator and furnished to NextG shall remain in Operator. Any property owned by Operator and in NextG’s possession or control shall be used only in the performance of the work unless authorized in writing by Operator. NextG shall adequately protect such property, and shall deliver or return to Operator or otherwise dispose of it as directed by Operator.
     16.28 [***].
     16.29 California Public Utility Commission Statement – Applicable Only to Network Orders for Networks to be Located in California. The following statements are required by Section X(A) of General Order 96-A of the California Public Utility Commission (the “Commission”): “This contract shall not become effective until authorization of the Public Utilities Commission of the State of California is first obtained.” “This contract shall at all times be subject to such changes or modifications by the Public Utilities Commission of the State of California as said Commission may, from time to time, direct in the exercise of its jurisdiction.”
NextG will file a copy of the Network Order and this Agreement with the Commission. Per applicable Commission rules and procedures, the Network Order and this Agreement will be

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
deemed approved by the Commission and become automatically effective 14 days following filing with the Commission unless the Commission objects during such 14-day comment period.
17. Whole Agreement. This Agreement, together with any Attachments hereto, constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof or thereof and supersedes any and all prior or contemporaneous oral or written negotiations, understandings, and agreements. No Party will be liable or bound to the other Party in any manner with regard to the subjects hereof by any warranties, representations, or covenants except as specifically set forth herein. The mutual obligations of the Parties as provided herein are the sole consideration for this Agreement, and no representations, promises, or inducements have been made by the Parties other than as appear in this Agreement, which supersedes any previous negotiations.
Authorized Signatures
Intending to be legally bound, authorized representatives of the parties have executed this Master RF Transport Agreement effective as of the Effective Date.

NEXTG NETWORKS, INC.,		CRICKET COMMUNICATIONS, INC.

A DELAWARE CORPORATION		A DELAWARE CORPORATION

By:	/s/ John B. Georges	By:	/s/ Glenn Umtesu
	John B. Georges		Signature
Chief Executive Officer
		Its:	Glenn Umtesu, EVP & CTO
Print Title

Date:	February 10, 2006	Date:	February 10, 2006

2216 O’Toole Avenue		10307 Pacific Center Court
San Jose, CA 95131		San Diego, CA 92121
Schedule of Attachments:

Attachment Reference	Attachment Description	Where Described in the Agreement
Attachment A	Service Level Agreement	§1.17
Attachment B	Sample Network Order	§3.1
Attachment C	Sample Termination Calculation	§4.3
Attachment D	Equipment Maintenance Addendum	§5.5.1
Attachment E	Standard Installation Diagram	§6.6
Attachment F	Additional Network Performance Criteria	§5.2.6

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
Attachment A
NextG Networks
Service Level Agreement
[***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Attachment B — Sample Network Order
I. Preamble. This Network Order (this “Order”), dated effective as of                     , 200      (the “Order Effective Date”), is an agreement entered into by and between NextG Networks of                     , Inc. [insert name of NextG regional affiliate] a                      corporation (“NextG”), and Cricket Communications, Inc., a                      corporation (“Operator”), for the construction of certain telecommunications network infrastructure and the purchase of certain network equipment and services pursuant to the Master RF Transport Agreement by and between the Parties dated                     , 2006 (the “Agreement”).
II. General Framework. All of the terms and conditions of the Agreement, including its Attachments are hereby incorporated by reference into this Order. Capitalized terms used but not defined herein shall have the meanings designated in the Agreement; capitalized terms used and defined herein shall have the meanings designated herein. To the extent that there is a conflict between the terms and conditions of the Agreement and this Order, or this Order contains terms and conditions not set forth in the Agreement, than this Order shall control, but only to the extent of the actual conflict or supplemental terms.
III. Services Order. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Operator hereby orders and NextG hereby agrees to provide, in accordance with the terms and conditions of the Agreement, the services enumerated in Attachment 1 hereto, for the prices set forth in Attachment 1. The location of the Nodes is described on Attachment 2 hereto. The equipment being purchased by Operator, the purchase price for such equipment, and the equipment to be maintained by NextG pursuant to Attachment ___to the Agreement is described in Attachment 3 hereto. The parties’ respective performance obligations are set forth in the Responsibilities Matrix attached hereto as Attachment 4.
IV. Billing Information.

Payment Address:	NextG Networks , Inc.	Invoice Address:	Cricket Communications, Inc.
	2216 O’Toole Avenue		[address here]
San Jose, CA 95131
Contact:	Accounts Receivable	Contact:
Phone:	[number omitted from external version]	Phone:
Fax:	[number omitted from external version]	Fax:
V. Applicable Attachments. The following Attachments are an integral part of this Order and are hereby incorporated by this reference:
☑ Attachment 1 – Network Service Quotation
☑ Attachment 2 – Preliminary Node Locations
☑ Attachment 3 – Equipment List
☑ Attachment 4 – Responsibilities Matrix
VI. Authorized Signatures. Intending to be legally bound, the Parties’ duly authorized representatives have executed this Order effective as of the Order Effective Date.

NextG Networks , Inc.	Cricket Communications, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
Attachment C — [***]

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Attachment D
NODE EQUIPMENT MAINTENANCE ADDENDUM
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***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
     8. Contact Information
The following contact information is in sequential order of escalation.
NEXTG SINGLE POINT OF CONTACT
Call Center (24 Hour)
Telephone: [omitted from external version]
OPERATOR SINGLE POINT OF CONTACT
Call Center (24 HOUR)
General Line: +1-XXX-XXX-XXXX
Disaster Recovery : +1-XXX-XXX-XXXX
ESCALATION PATH

NEXTG NETWORKS	OPERATOR
First Level	First Level

NOC Technician

[omitted from external version]

Second Level	Second Level

[omitted from external version]

NOC Supervisor

Office: [omitted from external version]

Mobile: [omitted from external version]

Fax: [omitted from external version]

Third Level	Third Level

[omitted from external version]

Director, Network Operations

Office: [omitted from external version]

Mobile: [omitted from external version]

Fax: [omitted from external version]

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9. Time and Materials Charges
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Attachment E
Standard Installation Diagram
[***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
Attachment F
[***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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